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                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY

CECO Group, Inc.

CECO Filters, Inc. (subsidiary of CECO Group, Inc.)

Kirk & Blum Manufacturing Company (subsidiary of CECO Group, Inc.)

kbd/Technic, Inc. (subsidiary of CECO Group, Inc.)

CECO Abatement Systems, Inc. (subsidiary of CECO Group, Inc.)

Air Purator Corporation (subsidiary of CECO Filters, Inc.)

New Busch Co., Inc. (subsidiary of CECO Filters, Inc.)

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